Investor Contacts:

PondelWilkinson
Roger Pondel | Matt Sheldon
investors@netsoltech.com
(310) 279-5980

Media Contacts:

PondelWilkinson

George Medici | gmedici@pondel.com

(310) 279-5968

NETSOL TECHNOLOGIES REPORTS FISCAL 2016 FIRST-QUARTER Results

Total Revenue for the 2016 First Quarter Rose 30% to $13.3 Million

2016 First Quarter EBITDA more than Doubles to $1.4 Million, or $0.14 per Adjusted Diluted Share;
GAAP Loss Narrows to $0.04 per share from a loss of $0.20 per share in Fiscal 2015 First Quarter

Conference Call Scheduled Today at 11:30 a.m. ET (8:30 a.m. PT)

CALABASAS, Calif. – November 12, 2015 – NetSol Technologies, Inc. (Nasdaq: NTWK), a global business services and enterprise application solutions provider, today reported non-GAAP adjusted diluted earnings per share for the first fiscal quarter ended September 30, 2015 of $0.14 on total revenue of $13.3 million, compared with $0.07 on total revenue of $10.2 million in same quarter last year. GAAP net loss narrowed to $411,000, or $0.04 per share, compared with a net loss of $1.8 million, or $0.20 per share, in the comparable period last year.

The reconciliation of adjusted EBITDA to net income, the most comparable financial measure based upon GAAP, as well as a further explanation of adjusted EBITDA, is included in the financial tables at the end of this press release.

“We are off to a very strong start for the fiscal year, building upon a base of revenue in what is typically our slowest quarter of the year,” said Najeeb Ghauri, CEO of NetSol. “New wins in China, additional requests and increased utilization by current customers, growth in our joint-venture with the Innovation Group, and continued delivery of multiple contracts fueled our results in the quarter.

“Given the strength of our global new business pipeline, we expect our growth trajectory to continue, and to further accelerate once some of the new NFS Ascent contracts are executed in APAC and Europe,” added Ghauri.

Fiscal 2016 First-Quarter Financial Results

The following comparison refers to results for the fiscal 2016 first quarter versus the fiscal 2015 first quarter.

Total net revenues rose 30% to $13.3 million from $10.2 million last year, led by strength in total services revenue.

●	License fees were $1.2 million compared with $1.6 million;

●	Total maintenance fees, which includes related-party (joint-venture) maintenance fees, increased to $3.2 million from $2.8 million last year;

●	Total services revenue, which includes related-party (joint-venture) services revenue increased to $8.9 million from $5.8 million last year

Following is additional detail for the quarter:

●	As a percentage of total revenue, total cost of revenue for the first quarter of 2016 decreased to 59% from 69% of total revenues for the same period last year;

●	Gross profit rose to $5.4 million from $3.2 million last year;

●	Operational expenses were nearly flat year-over-year, with an increase in selling and marketing expenses related to new business efforts, offset by a decrease in general and administrative expenses as a result of cost rationalization initiatives.

At September 30, 2015, cash and cash equivalents were $10.1 million, versus $14.2 million at June 30, 2015. Accounts receivable and accounts receivable, net-related party combined were $11.9 million, up from $10 million, for the same period last year. The quality of receivables remains strong.

Fiscal 2016 First Quarter Conference Call

When:	Thursday, November 12, 2015

Time:	11:30 a.m. Eastern Time

Phone:	1-888-359-3627 (domestic)
1-719-325-2144 (international)

A live webcast will be available online within the investor relations section of NetSol’s website at http://www.netsoltech.com. A replay of the webcast will be available one hour following the conclusion of the live call, and will be archived for 90 days.

To sign up to receive news alerts and regulatory filing notifications, please visit http://ir.netsoltech.com/email-alerts.

About NetSol Technologies

NetSol Technologies, Inc. (Nasdaq: NTWK) is a worldwide provider of IT and enterprise software solutions primarily serving the global leasing and financing industry. The Company’s suite of applications are backed by 40 years of domain expertise and supported by a committed team of more than 1000 professionals placed in eight strategically located support and delivery centers throughout the world.

Forward-Looking Statements

This press release may contain forward-looking statements relating to the development of the Company’s products and services and future operation results, including statements regarding the Company that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words “expects,” “anticipates,” variations of such words, and similar expressions, identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Factors that could affect the Company’s actual results include the progress and costs of the development of products and services and the timing of the market acceptance. The subject Companies expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

(Tables Follow)

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NetSol Technologies, Inc. and Subsidiaries

Consolidated Balance Sheets

	As of	As of
	September 30, 2015	June 30, 2015
ASSETS
Current assets:
Cash and cash equivalents	$10,075,324	$14,168,957
Restricted cash	90,000	90,000
Accounts receivable, net of allowance of 518,657 and 524,565	7,485,807	6,480,344
Accounts receivable, net - related party	4,409,186	3,491,899
Revenues in excess of billings	6,560,754	5,267,275
Other current assets	2,279,083	2,012,190
Total current assets	30,900,154	31,510,665
Property and equipment, net	24,053,908	25,119,634
Intangible assets, net	21,837,105	22,815,467
Goodwill	9,516,568	9,516,568
Total assets	$86,307,735	$88,962,334

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$5,030,352	$5,952,561
Current portion of loans and obligations under capitalized leases	4,241,836	3,896,353
Unearned revenues	4,302,524	4,897,327
Common stock to be issued	88,324	88,324
Total current liabilities	13,663,036	14,834,565
Long term loans and obligations under capitalized leases; less current maturities	329,834	487,492
Total liabilities	13,992,870	15,322,057
Commitments and contingencies
Stockholders' equity:
Preferred stock, $.01 par value; 500,000 shares authorized;	-	-
Common stock, $.01 par value; 14,500,000 shares authorized;10,322,826 shares issued and 10,295,547 outstanding as of September 30, 2015 and 10,307,826 shares issued and 10,280,547 outstanding as of June 30, 2015	103,228	103,078
Additional paid-in-capital	119,287,407	119,209,807
Treasury stock (27,279 shares)	(415,425)	(415,425)
Accumulated deficit	(41,137,149)	(40,726,121)
Stock subscription receivable	(1,139,672)	(1,204,603)
Other comprehensive loss	(18,130,300)	(17,167,100)
Total NetSol stockholders' equity	58,568,089	59,799,636
Non-controlling interest	13,746,776	13,840,641
Total stockholders' equity	72,314,865	73,640,277
Total liabilities and stockholders' equity	$86,307,735	$88,962,334

NetSol Technologies, Inc. and Subsidiaries

Consolidated Statement of Operations

	For the Three Months
	Ended September 30,
	2015	2014
Net Revenues:
License fees	$1,193,354	$1,584,553
Maintenance fees	3,012,238	2,708,528
Services	6,753,873	4,249,080
Maintenance fees - related party	158,231	140,113
Services - related party	2,187,408	1,544,877
Total net revenues	13,305,104	10,227,151

Cost of revenues:
Salaries and consultants	4,999,890	4,116,217
Travel	481,453	421,871
Depreciation and amortization	1,474,235	1,801,567
Other	938,797	674,863
Total cost of revenues	7,894,375	7,014,518

Gross profit	5,410,729	3,212,633

Operating expenses:
Selling and marketing	1,698,404	1,132,360
Depreciation and amortization	291,172	580,773
General and administrative	3,366,047	3,675,755
Research and development cost	112,070	66,265
Total operating expenses	5,467,693	5,455,153

Loss from operations	(56,964)	(2,242,520)

Other income and (expenses)
Loss on sale of assets	(11,873)	(11,052)
Interest expense	(68,173)	(73,093)
Interest income	52,112	57,919
Gain (loss) on foreign currency exchange transactions	(113,719)	79,220
Other income	54,314	379
Total other income (expenses)	(87,339)	53,373

Net loss before income taxes	(144,303)	(2,189,147)
Income tax provision	(75,223)	(40,076)
Net loss	(219,526)	(2,229,223)
Non-controlling interest	(191,502)	391,197
Net loss attributable to NetSol	$(411,028)	$(1,838,026)

Amount attributable to NetSol common shareholders:
Loss from continuing operations	$(411,028)	$(1,838,026)
Income from discontinued operations	-	-
Net loss	$(411,028)	$(1,838,026)

Net loss per share:
Net loss per common share
Basic	$(0.04)	$(0.20)
Diluted	$(0.04)	$(0.20)

Weighted average number of shares outstanding
Basic	10,281,335	9,213,324
Diluted	10,281,335	9,213,324

NetSol Technologies, Inc. and Subsidiaries

Consolidated Statement of Cash Flows

	For the Three Months
	Ended September 30,
	2015	2014
Cash flows from operating activities:
Net loss	$(219,526)	$(2,229,223)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,765,407	2,382,340
Provision for bad debts	36,780	-
Loss on sale of assets	11,873	11,052
Stock issued for services	77,750	290,162
Fair market value of warrants and stock options granted	-	155,622
Changes in operating assets and liabilities:
Accounts receivable	(1,268,570)	(5,723,728)
Accounts receivable - related party	(975,266)	(495,357)
Revenues in excess of billing	(912,509)	133,763
Other current assets	(322,533)	479,340
Accounts payable and accrued expenses	(833,638)	(326,226)
Unearned revenue	(538,259)	4,841,230
Net cash used in operating activities	(3,178,491)	(481,025)

Cash flows from investing activities:
Purchases of property and equipment	(625,794)	(1,031,128)
Sales of property and equipment	180,258	90,841
Net cash used in investing activities	(445,536)	(940,287)

Cash flows from financing activities:
Proceeds from sale of common stock	-	850,000
Proceeds from stock subscription receivable	64,931	-
Restricted cash	-	2,438,844
Proceeds from bank loans	437,070	109,211
Payments on capital lease obligations and loans - net	(174,385)	(2,591,334)
Net cash provided by financing activities	327,616	806,721
Effect of exchange rate changes	(797,222)	(465,548)
Net decrease in cash and cash equivalents	(4,093,633)	(1,080,139)
Cash and cash equivalents, beginning of the period	14,168,957	11,462,695
Cash and cash equivalents, end of period	$10,075,324	$10,382,556

NetSol Technologies, Inc. and Subsidiaries

Reconciliation to GAAP

	Three Months	Three Months
	Ended	Ended
	September 30, 2015	September 30, 2014

Net Income (loss) before preferred dividend, per GAAP	$(411,028)	$(1,838,026)
Income Taxes	75,223	40,076
Depreciation and amortization	1,765,407	2,382,340
Interest expense	68,173	73,093
Interest (income)	(52,112)	(57,919)
EBITDA	$1,445,663	$599,564

Weighted Average number of shares outstanding
Basic	10,281,335	9,213,324
Diluted	10,392,669	9,213,324

Basic EBITDA	$0.14	$0.07
Diluted EBITDA	$0.14	$0.07

Although the net EBITDA income is a non-GAAP measure of performance, we are providing it because we believe it to be an important supplemental measure of our performance that is commonly used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. It should not be considered as an alternative to net income, operating income or any other financial measures calculated and presented, nor as an alternative to cash flow from operating activities as a measure of our liquidity. It may not be indicative of the Company’s historical operating results nor is it intended to be predictive of potential future results.